EXHIBIT 99.1

News Release

ChoiceOne Reports Fourth Quarter 2023 Results

Sparta, Michigan – January 24, 2024 – ChoiceOne Financial Services, Inc. ("ChoiceOne", NASDAQ:COFS), the parent company for ChoiceOne Bank, reported financial results for the quarter ended December 31, 2023.

Financial Highlights

•
Founded in 1898, ChoiceOne Bank celebrated its 125th anniversary serving local Michigan communities. ChoiceOne celebrated this accomplishment by ringing the opening bell on the NASDAQ trading floor on October 30th, 2023.
•
ChoiceOne reported net income of $5,293,000 and $21,261,000 for the three and twelve months ended December 31, 2023, compared to $6,684,000 and $23,640,000 for the same periods in 2022.
•
Diluted earnings per share were $0.70 and $2.82 in the three and twelve months ended December 31, 2023, compared to $0.89 and $3.15 per share in the same periods in the prior year.
•
Core loans, which exclude held for sale loans, loans to other financial institutions, and Paycheck Protection Program ("PPP") loans, grew organically by $105.2 million or an annualized 32.7% during the fourth quarter of 2023 and $201.5 million or 16.9% since December 31, 2022. This represents the largest core loan growth by dollar amount in a single quarter in ChoiceOne's 125 years in business (excludes loan acquisitions due to mergers and PPP loans).
•
Deposits, excluding brokered deposits, increased by $14.7 million or an annualized 2.8% in the fourth quarter of 2023. The increase in deposits in the fourth quarter is a combination of new business, recapture of deposit losses from earlier in the year, and some seasonality of municipal balances. Deposits as of December 31, 2023, excluding brokered deposits, decreased $19.4 million or 0.9%, compared to deposits as of December 31, 2022.
•
Fully tax-equivalent net interest income increased to $16.9 million in the fourth quarter of 2023 compared to $16.6 million in the third quarter of 2023. Net interest margin (fully tax-equivalent) in the fourth quarter was 2.72% an increase from 2.70% in the third quarter of 2023.
•
Asset quality remains strong with only 0.1% of nonperforming loans to total loans (excluding held for sale) as of December 31, 2023.

"This quarter was a momentous occasion for ChoiceOne Bank as we marked 125 years of empowering our customers and communities. I am thrilled to share that we achieved the largest core loan growth by dollar amount in a single quarter in our entire history (excludes loan acquisitions due to mergers and PPP loans). This is proof of our entire team’s commitment to supporting our local communities. I am also very pleased with our full year 2023 results which showcase loan growth in a tough environment. Our results demonstrate the strong management of both credit and interest rate risk as we continue to prioritize mitigation of these risks. We appreciate our customers' trust and loyalty, and we look forward to many more years of success together." said Kelly Potes, Chief Executive Officer.

ChoiceOne reported net income of $5,293,000 and $21,261,000 for the three and twelve months ended December 31, 2023, compared to $6,684,000 and $23,640,000 for the same periods in 2022. Diluted earnings per share were $0.70 and $2.82 in the three and twelve months ended December 31, 2023, compared to $0.89 and $3.15 per share in the same periods in the prior year. During 2023, earnings were negatively affected by increased deposit costs, but this was partially offset by higher interest income from loans with higher interest rates and organic loan growth.

As of December 31, 2023, total assets remained stable compared to September 30, 2023. ChoiceOne used cash balances to fund loans and reduced the net balance of borrowings and brokered deposits by $5.8 million in the fourth quarter of 2023. In addition, core loans increased $105.2 million during the fourth quarter of 2023. Total assets increased by $190.8 million in the twelve months ended December 31, 2023. This increase was driven by core loan growth of $201.5 million or 16.9%, which was partially offset by a decrease in securities of $33.2 million. ChoiceOne management increased liquidity to fund organic loan growth and shifted lower yield assets into higher yield loans, as shown by the loan growth in the fourth quarter of 2023.

Deposits, excluding brokered deposits, increased by $14.7 million or an annualized 2.8% in the fourth quarter of 2023 and decreased $19.4 million or 0.9% as of December 31, 2023 compared to December 31, 2022. The decrease in deposits since December 31, 2022 was largely concentrated in the first quarter of 2023 as a result of a combination of customers using cash on hand for debt payoffs, seasonal tax and municipal bond payments, and customers seeking higher rates in money market securities or other investments. Deposits grew in the third and fourth quarters of 2023 due to new business, recapture of deposit losses, and some seasonality in municipal balances. ChoiceOne continues to be proactive in managing its liquidity position by using brokered deposits, the Bank Term Funding Program ("BTFP"), and FHLB advances to ensure ample liquidity. At December 31, 2023, total available borrowing capacity from all sources was $933.3 million. Uninsured deposits total $769.7 million or 36.7% of deposits at December 31, 2023.

The increase in short term interest rates has led to higher deposit costs, which rose to 1.57% in the last quarter of 2023, compared to 1.36% in the previous quarter and 0.47% in the fourth quarter of 2022. As deposits reprice and customers shift to CD and other interest bearing products, this trend is likely to persist. ChoiceOne is taking active measures to control these costs and expects to pay lower rates on deposits than the federal funds rate. Interest expense on borrowings for the three and twelve months ended December 31, 2023, increased $2.2 million and $7.2 million, respectively, compared to the same periods in the prior year, due to increases in borrowing amounts and interest rates. Borrowings include $170 million from the BTFP and $30 million of FHLB borrowings at a weighted average fixed rate of 4.7%. Total cost of funds increased to 1.91% in the fourth quarter of 2023 compared to 1.70% in the third quarter of 2023 and 0.59% in the fourth quarter of 2022.

The provision for credit losses expense on loans increased by $933,000 in the last quarter of 2023, due to the significant growth of core loans. Core loan growth was offset by certain payoffs of watch loans, which declined by $425,000 during the fourth quarter of 2023. Net provision for credit losses expense for the fourth quarter 2023 was $375,000. The ratio of the allowance for credit losses to total loans (excluding loans held for sale) was 1.11% on December 31, 2023 compared to 1.14% on September 30, 2023. Asset quality continues to remain strong, with annualized net loan charge-offs to average loans of 0.04% and nonperforming loans to total loans (excluding loans held for sale) of 0.13% as of December 31, 2023.

ChoiceOne uses interest rate swaps to manage interest rate exposure to certain fixed assets and variable rate liabilities. On December 31, 2023, ChoiceOne had pay-fixed interest rate swaps with a total notional value of $401.0 million, a weighted average coupon of 3.07%, a fair value of $8.9 million and an average contract length of 8 to 9 years. These derivative instruments increase in value as long-term interest rates rise, which offsets the reduction in equity due to unrealized losses on securities available for sale. Included in the total is $200.0 million of forward starting pay-fixed, receive floating interest rate swaps used to hedge interest bearing liabilities. These forward starting swaps will pay a fixed coupon of 2.75% while receiving SOFR starting in late April 2024. At the current SOFR rate of 5.38%, these forward starting swaps would contribute approximately $438,000 monthly starting in May 2024 which will partially offset interest expense. In addition, in March 2023, ChoiceOne eliminated all receive-fix, pay floating swap agreements for a cash payment of $4.2 million. The loss is being amortized in interest income with an expense of approximately $273,000 monthly through April 2024, which was the remaining period of the agreements.

Shareholders’ equity totaled $195.6 million as of December 31, 2023, up from $168.9 million as of December 31, 2022. This increase is due to increased retained earnings and an improvement in accumulated other compressive loss (AOCI) of $20.2 million compared to December 31, 2022. The improvement in AOCI despite the rise in interest rates is due to both the shortening duration and maturing (paydowns) of the securities portfolio, as well as an offsetting increase in unrealized gain of the pay-fixed swap derivatives. ChoiceOne Bank remains “well-capitalized” with a total risk-based capital ratio of 12.4% as of December 31, 2023, compared to 13.0% on December 31, 2022.

Noninterest income rose by $297,000 and $834,000 in the three and twelve months ended December 31, 2023, compared to the same periods in the prior year. The increase was largely due to gains in our securities portfolio during 2023 compared to losses in 2022. Gains on sales of loans increased by $255,000 in the fourth quarter of 2023 compared to the fourth quarter of 2022; however, overall volume remains somewhat depressed due to a competitive housing market and higher mortgage rates.

Noninterest expense increased $563,000 or 4.3% and $1.6 million or 3.0% in the three and twelve months ended December 31, 2023 compared to the same periods in 2022. The increase in total noninterest expense was largely related to inflationary pressures on employee wages and benefits and increases to FDIC insurance partially offset by lower occupancy and data processing costs. As part of its ongoing optimization strategy, ChoiceOne intends to consolidate two of its branches by March 2025. Customers who currently use these branches will be able to access nearby ChoiceOne locations that offer the same level of service and convenience. ChoiceOne anticipates a low impact on customer retention and expects to save around $700,000 annually from this decision. Management continues to seek out ways to manage costs, but also recognizes the value of investing in innovation and attracting the best talent in our industry to compete effectively in our markets.

About ChoiceOne

ChoiceOne Financial Services, Inc. is a financial holding company headquartered in Sparta, Michigan and the parent corporation of ChoiceOne Bank, Member FDIC. ChoiceOne Bank operates 37 offices in parts of Kent, Lapeer, Macomb, Muskegon, Newaygo, Ottawa, and St. Clair counties. ChoiceOne Bank offers insurance and investment products through its subsidiary, ChoiceOne Insurance Agencies, Inc. For more information, please visit Investor Relations at ChoiceOne’s website at choiceone.bank.

Forward-Looking Statements

This release may contain forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "is likely," "plans," "predicts," "projects," "may," "could," "look forward," "continue", "future", "will" and variations of such words and similar expressions are intended to identify such forward looking statements. These statements reflect current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed, implied or forecasted in such forward-looking statements. Furthermore, ChoiceOne undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise. Risk factors include, but are not limited to, the risk factors described in Item 1A in ChoiceOne Financial Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2022.

For Further Information:

Adom Greenland

Executive Vice President & CFO

(616) 887 - 2334

IR@ChoiceOne.com

Condensed Balance Sheets
(Unaudited)

(In thousands)	December 31, 2023	September 30, 2023	December 31, 2022
Cash and cash equivalents	$55,433	$144,673	$43,943
Securities Held to Maturity	407,959	414,743	425,906
Securities Available for Sale	531,617	507,580	546,896
Loans held for sale	4,710	5,222	4,834
Loans to other financial institutions	19,400	23,763	-
Loans, net of allowance for loan losses	1,375,568	1,271,165	1,182,163
Premises and equipment	29,750	29,628	28,232
Cash surrender value of life insurance policies	45,074	44,788	43,978
Goodwill	59,946	59,946	59,946
Core deposit intangible	1,854	2,057	2,809
Other assets	45,395	70,631	47,208

Total Assets	$2,576,706	$2,574,196	$2,385,915

Noninterest-bearing deposits	$547,625	$531,962	$599,579
Interest-bearing deposits	1,550,985	1,551,995	1,518,424
Brokered deposits	23,445	49,238	-
Borrowings	200,000	180,000	50,000
Subordinated debentures	35,507	35,446	35,262
Other liabilities	23,510	44,394	13,776

Total Liabilities	2,381,072	2,393,035	2,217,041

Common stock and paid-in capital, no par value; shares authorized: 15,000,000; shares outstanding: 7,548,217 at December 31, 2023, 7,541,187 at September 30, 2023, and 7,516,098 at December 31, 2022	173,513	173,187	172,277
Retained earnings	73,699	70,444	68,394
Accumulated other comprehensive income (loss), net	(51,578)	(62,470)	(71,797)
Shareholders' Equity	195,634	181,161	168,874

Total Liabilities and Shareholders’ Equity	$2,576,706	$2,574,196	$2,385,915

Condensed Statements of Income
(Unaudited)

	Three Months Ended		Twelve Months Ended
(Dollars in thousands, except per share data)	December 31,		December 31,
	2023	2022	2023	2022
Interest income
Loans, including fees	$19,759	$14,391	$68,384	$52,823
Securities:
Taxable	5,532	4,582	21,169	15,583
Tax exempt	1,385	1,485	5,629	6,163
Other	1,286	177	3,798	491
Total interest income	27,962	20,635	98,980	75,060

Interest expense
Deposits	8,421	2,503	23,990	5,845
Advances from Federal Home Loan Bank	273	109	1,771	117
Other	2,712	657	7,334	1,784
Total interest expense	11,406	3,269	33,095	7,746

Net interest income	16,556	17,366	65,885	67,314
Provision for credit losses on loans	933	150	1,265	250
Provision for credit losses on unfunded commitments	(558)	-	(1,115)	-
Net Provision for credit losses expense	375	150	150	250
Net interest income after provision	16,181	17,216	65,735	67,064

Noninterest income
Customer service charges	2,427	2,350	9,347	9,350
Insurance and investment commissions	157	183	698	779
Gains on sales of loans	475	220	1,954	2,343
Net gains (losses) on sales of securities	-	(4)	(71)	(809)
Net gains (losses) on sales and write downs of other assets	(2)	(73)	147	99
Earnings on life insurance policies	286	519	1,096	1,312
Trust income	194	206	771	734
Change in market value of equity securities	210	51	(246)	(955)
Other	299	297	1,210	1,219
Total noninterest income	4,046	3,749	14,906	14,072

Noninterest expense
Salaries and benefits	8,005	7,580	31,963	30,391
Occupancy and equipment	1,471	1,501	6,048	6,189
Data processing	1,531	1,673	6,618	6,729
Professional fees	523	547	2,198	2,175
Supplies and postage	200	178	780	719
Advertising and promotional	148	286	721	764
Intangible amortization	203	252	955	1,153
FDIC insurance	394	77	1,184	722
Other	1,303	1,121	4,607	4,636
Total noninterest expense	13,778	13,215	55,074	53,478

Income before income tax	6,449	7,750	25,567	27,658
Income tax expense	1,156	1,066	4,306	4,018

Net income	$5,293	$6,684	$21,261	$23,640

Basic earnings per share	$0.70	$0.89	$2.82	$3.15
Diluted earnings per share	$0.70	$0.89	$2.82	$3.15
Dividends declared per share	$0.27	$0.26	$1.05	$1.01

Other Selected Financial Highlights

(Unaudited)

	Quarterly
Earnings	2023 4th Qtr.	2023 3rd Qtr.	2023 2nd Qtr.	2023 1st Qtr.	2022 4th Qtr.
(in thousands except per share data)
Net interest income	$16,556	$16,226	$16,091	$17,012	$17,366
Net provision expense	375	-	(250)	25	150
Noninterest income	4,046	3,704	3,485	3,671	3,749
Noninterest expense	13,778	13,728	13,573	13,995	13,215
Net income before federal income tax expense	6,449	6,202	6,253	6,663	7,750
Income tax expense	1,156	1,080	1,040	1,030	1,066
Net income	5,293	5,122	5,213	5,633	6,684
Basic earnings per share	0.70	0.68	0.69	0.75	0.89
Diluted earnings per share	0.70	0.68	0.69	0.75	0.89

End of period balances	2023 4th Qtr.	2023 3rd Qtr.	2023 2nd Qtr.	2023 1st Qtr.	2022 4th Qtr.
(in thousands)
Gross loans	$1,415,363	$1,315,022	$1,273,152	$1,214,186	$1,194,616
Loans held for sale (1)	4,710	5,222	8,924	3,603	4,834
Loans to other financial institutions (2)	19,400	23,763	38,838	-	-
PPP loans (3)	-	-	-	-	-
Core loans (gross loans excluding 1, 2, and 3 above)	1,391,253	1,286,037	1,225,390	1,210,583	1,189,782
Allowance for loan losses	15,685	14,872	14,582	15,065	7,619
Securities available for sale	531,617	507,580	542,932	554,306	546,896
Securities held to maturity	407,959	414,743	420,549	422,876	425,906
Other interest-earning assets	22,392	113,402	41,032	30,999	15,447
Total earning assets (before allowance)	2,377,331	2,350,747	2,277,665	2,222,367	2,182,866
Total assets	2,576,706	2,574,196	2,483,726	2,409,886	2,385,915
Noninterest-bearing deposits	547,625	531,962	544,925	554,699	599,579
Interest-bearing deposits	1,550,985	1,551,995	1,490,093	1,513,429	1,518,424
Brokered deposits	23,445	49,238	51,370	37,773	-
Total deposits	2,122,055	2,133,195	2,086,388	2,105,901	2,118,003
Deposits excluding brokered	2,098,610	2,083,957	2,035,018	2,068,128	2,118,003
Total subordinated debt	35,507	35,446	35,385	35,323	35,262
Total borrowed funds	200,000	180,000	160,000	85,000	50,000
Other interest-bearing liabilities	8,060	32,204	11,985	-	-
Total interest-bearing liabilities	1,817,997	1,848,883	1,748,833	1,671,525	1,603,686
Shareholders' equity	195,634	181,161	179,240	168,712	168,874

Average Balances	2023 4th Qtr.	2023 3rd Qtr.	2023 2nd Qtr.	2023 1st Qtr.	2022 4th Qtr.
(in thousands)
Loans	$1,359,643	$1,278,421	$1,218,860	$1,202,268	$1,169,605
Securities	1,019,218	1,035,785	1,053,191	1,059,747	1,072,594
Other interest-earning assets	92,635	128,704	41,075	19,452	14,809
Total earning assets (before allowance)	2,471,496	2,442,910	2,313,126	2,281,467	2,257,008
Total assets	2,589,541	2,568,240	2,422,567	2,391,344	2,373,851
Noninterest-bearing deposits	546,778	540,497	534,106	566,628	605,318
Interest-bearing deposits	1,565,493	1,550,591	1,472,990	1,530,313	1,522,510
Brokered deposits	32,541	44,868	49,679	12,762	-
Total deposits	2,144,812	2,129,565	2,056,775	2,109,703	2,127,828
Total subordinated debt	35,474	35,413	35,352	35,290	35,230
Total borrowed funds	185,707	181,739	144,231	63,122	36,773
Other interest-bearing liabilities	25,729	20,480	3,763	-	-
Total interest-bearing liabilities	1,844,944	1,833,091	1,706,015	1,641,487	1,594,513
Shareholders' equity	187,099	181,219	171,912	167,952	160,284

Loan Breakout (in thousands)	2023 4th Qtr.	2023 3rd Qtr.	2023 2nd Qtr.	2023 1st Qtr.	2022 4th Qtr.
Agricultural	$49,211	$43,290	$40,684	$55,995	$64,159
Commercial and Industrial	229,915	222,357	224,191	217,063	210,210
Commercial Real Estate	786,921	709,960	657,549	648,202	630,953
Consumer	36,540	37,605	38,614	38,891	39,808
Construction Real Estate	20,936	16,477	16,734	13,939	14,736
Residential Real Estate	267,730	256,348	247,618	236,493	229,916
Loans to Other Financial Institutions	19,400	23,763	38,838	-	-
Gross Loans (excluding held for sale)	$1,410,653	$1,309,800	$1,264,228	$1,210,583	$1,189,782

Allowance for credit losses	15,685	14,872	14,582	15,065	7,619

Net loans	$1,394,968	$1,294,928	$1,249,646	$1,195,518	$1,182,163

Performance Ratios	2023 4th Qtr.	2023 3rd Qtr.	2023 2nd Qtr.	2023 1st Qtr.	2022 4th Qtr.
Annualized return on average assets	0.82%	0.80%	0.86%	0.94%	1.13%
Annualized return on average equity	11.32%	11.31%	12.13%	13.42%	16.68%
Annualized return on average tangible common equity	16.40%	16.55%	18.31%	20.64%	26.63%
Net interest margin (fully tax-equivalent)	2.72%	2.70%	2.86%	3.09%	3.15%
Efficiency ratio	65.31%	65.74%	65.92%	65.40%	60.15%
Annualized cost of funds	1.91%	1.70%	1.29%	0.79%	0.59%
Annualized cost of deposits	1.57%	1.36%	0.98%	0.62%	0.47%
Cost of interest bearing liabilities	2.45%	2.18%	1.70%	1.08%	0.81%
Shareholders' equity to total assets	7.59%	7.04%	7.22%	7.00%	7.08%
Tangible common equity to tangible assets	5.32%	4.74%	4.83%	4.52%	4.57%
Annualized noninterest expense to average assets	2.13%	2.14%	2.24%	2.34%	2.23%
Loan to deposit	66.70%	61.65%	61.02%	57.66%	56.40%
Full-time equivalent employees	369	376	380	376	376

Capital Ratios ChoiceOne Financial Services Inc.	2023 4th Qtr.	2023 3rd Qtr.	2023 2nd Qtr.	2023 1st Qtr.	2022 4th Qtr.
Total capital (to risk weighted assets)	13.0%	13.2%	13.2%	13.5%	13.8%
Common equity Tier 1 capital (to risk weighted assets)	10.3%	10.4%	10.5%	10.7%	11.1%
Tier 1 capital (to risk weighted assets)	10.5%	10.7%	10.8%	11.0%	11.4%
Tier 1 capital (to average assets)	7.5%	7.4%	7.7%	7.7%	7.9%

Capital Ratios ChoiceOne Bank	2023 4th Qtr.	2023 3rd Qtr.	2023 2nd Qtr.	2023 1st Qtr.	2022 4th Qtr.
Total capital (to risk weighted assets)	12.4%	12.7%	12.7%	13.0%	13.0%
Common equity Tier 1 capital (to risk weighted assets)	11.8%	12.0%	12.2%	12.5%	12.5%
Tier 1 capital (to risk weighted assets)	11.8%	12.0%	12.2%	12.5%	12.5%
Tier 1 capital (to average assets)	8.4%	8.3%	8.7%	8.7%	8.7%

Asset Quality	2023 4th Qtr.	2023 3rd Qtr.	2023 2nd Qtr.	2023 1st Qtr.	2022 4th Qtr.
(in thousands)
Net loan charge-offs (recoveries)	$120	$148	$67	$28	$(12)
Annualized net loan charge-offs (recoveries) to average loans	0.04%	0.05%	0.02%	0.01%	0.00%
Allowance for loan losses	$15,685	$14,872	$14,582	$15,065	$7,619
Unfunded commitment liability	$2,160	$2,718	$3,156	$2,991	$-
Allowance to loans (excludes held for sale)	1.11%	1.14%	1.15%	1.24%	0.64%
Total funds reserved to pay for loans (includes liability for unfunded commitments and excludes held for sale)	1.27%	1.34%	1.40%	1.49%	0.64%
Non-Accruing loans	$1,723	$1,670	$1,581	$1,596	$1,263
Nonperforming loans (includes OREO)	$1,845	$1,792	$1,847	$1,726	$2,666
Nonperforming loans to total loans (excludes held for sale)	0.13%	0.14%	0.15%	0.14%	0.22%
Nonperforming assets to total assets	0.07%	0.07%	0.07%	0.07%	0.11%

	Three Months Ended December 31,
	2023			2022
(Dollars in thousands)	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loans (1)(3)(4)(5)(6)	$1,359,643	$19,782	5.77%	$1,169,605	$14,407	4.89%
Taxable securities (2)(6)	726,335	5,532	3.02	771,878	4,582	2.36
Nontaxable securities (1)	292,883	1,753	2.37	300,716	1,880	2.48
Other	92,635	1,284	5.50	14,809	177	4.73
Interest-earning assets	2,471,496	28,350	4.55	2,257,008	21,045	3.70
Noninterest-earning assets	118,045			116,843
Total assets	$2,589,541			$2,373,851

Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$864,689	$3,667	1.68%	$852,886	$1,480	0.69%
Savings deposits	343,766	530	0.61	442,861	226	0.20
Certificates of deposit	357,038	3,812	4.24	226,359	795	1.39
Brokered deposit	32,541	413	5.03	404	3	2.51
Borrowings	185,707	2,221	4.75	36,773	374	4.03
Subordinated debentures	35,474	414	4.63	35,230	391	4.41
Other	25,729	349	5.38	-	-	-
Interest-bearing liabilities	1,844,944	11,405	2.45	1,594,513	3,268	0.81
Demand deposits	546,778			605,318
Other noninterest-bearing liabilities	10,720			13,736
Total liabilities	2,402,442			2,213,567
Shareholders' equity	187,099			160,284
Total liabilities and shareholders' equity	$2,589,541			$2,373,851

Net interest income (tax-equivalent basis) (Non-GAAP) (1)		$16,945			$17,777

Net interest margin (tax-equivalent basis) (Non-GAAP) (1)			2.72%			3.12%

Reconciliation to Reported Net Interest Income
Net interest income (tax-equivalent basis) (Non-GAAP) (1)		$16,945			$17,777
Adjustment for taxable equivalent interest		(390)			(411)
Net interest income (GAAP)		$16,555			$17,366
Net interest margin (GAAP)			2.66%			3.05%

(1)
Adjusted to a fully tax-equivalent basis to facilitate comparison to the taxable interest-earning assets. The adjustment uses an incremental tax rate of 21%. The presentation of these measures on a tax-equivalent basis is not in accordance with GAAP, but is customary in the banking industry. These non-GAAP measures ensure comparability with respect to both taxable and tax-exempt loans and securities.
(2)
Taxable securities include dividend income from Federal Home Loan Bank and Federal Reserve Bank stock.
(3)
Loans include both loans to other financial institutions and loans held for sale.
(4)
Non-accruing loan balances are included in the balances of average loans. Non-accruing loan average balances were $1.7 million and $1.2 million in the fourth quarter of 2023 and 2022, respectively.
(5)
Interest on loans included net origination fees and accretion income. Accretion income was $447,000 and $378,000 in the fourth quarter of 2023 and 2022, respectively.
(6)
Interest on loans and securities included derivative income and expense. Derivative income in securities was $916,000 and derivative expense in securities was $9,000 in the fourth quarter of 2023 and 2022, respectively. Derivative expense in loan interest income was $673,000 and $459,000 in the fourth quarter of 2023 and 2022, respectively.